                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement

    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or
        Rule 14a-12


                         GENERAL BINDING CORPORATION
-------------------------------------------------------------------------------
           (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
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    (4) Proposed maximum aggregate value of transaction:

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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(1)  Set forth the amount on which the filing fee is calculated and state how it was determined.

                      [GENERAL BINDING CORPORATION LOGO]
WILLIAM N. LANE, III
Chairman

                                                                   April 3, 1997

To GBC stockholders:

     You are cordially invited to attend the GBC annual meeting of stockholders, which will be held on Tuesday, May 6, 1997 at 3:30 p.m. at the Holiday Inn North Shore, 5300 W. Touhy Av., Skokie, Illinois.

     At the meeting we shall report to you on the current business and developments at GBC. The Board of Directors and many of our executives will also be present to discuss the affairs of the Company with you. After the meeting, Company products will be demonstrated and refreshments will be served.

     Please sign and return the enclosed proxy card to assure that your shares will be represented. If you plan to attend the meeting, please so indicate in the appropriate space provided on the card. The proxy will not be used if you do attend and wish to vote in person.

                                           Sincerely yours,

                                           William N. Lane, III

                                           WILLIAM N. LANE, III
                                           Chairman

                          GENERAL BINDING CORPORATION

                                   NOTICE OF

                         ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 6, 1997

                                                            Northbrook, Illinois
                                                                   April 3, 1997

     The annual meeting of the stockholders of General Binding Corporation (the "Company") will be held on Tuesday, the 6th day of May, 1997 at 3:30 p.m. local time, at the Holiday Inn North Shore, 5300 W. Touhy Avenue, Skokie, Illinois for the following purposes:

     1. To elect a board of ten directors for the ensuing year.

     2. To act upon a proposal to amend Article FOURTH of the Company's Restated Certificate of Incorporation.

     3. To act upon a proposal to ratify the selection of Arthur Andersen & Co. as independent public accountants for the fiscal year 1997.

     4. To transact such other business as may properly come before the meeting.

     The transfer books will not be closed. Only stockholders of record, at the close of business on March 17, 1997, are entitled to notice of and to vote at this meeting or any adjournment thereof.

     In order that your shares may be represented at the meeting, in the event you are not personally present, please sign the proxy and return it in the enclosed envelope.

                                           By order of the Board of Directors

                                           Steven Rubin

                                             STEVEN RUBIN

                                             Vice President, Secretary &
                                             General Counsel

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN ORDER THAT YOUR SHARES WILL BE VOTED. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR YOUR CONVENIENCE. IF YOU ATTEND THE MEETING YOU MAY REVOKE THE PROXY AT ANY TIME BEFORE IT IS VOTED.

                          GENERAL BINDING CORPORATION
                                 ONE GBC PLAZA
                           NORTHBROOK, ILLINOIS 60062

                               ------------------

                                PROXY STATEMENT

           FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 6, 1997

                               ------------------

     The enclosed proxy is solicited by the Board of Directors of the Company. It may be revoked at any time before it is exercised, but if not revoked, the shares represented by the proxy will be voted. If the proxy card is marked to indicate a choice, the shares will be voted as directed. If no indication is made, the proxy will be voted FOR the election of directors, FOR the proposal to amend Article FOURTH of the Company's Restated Certificate of Incorporation and FOR the ratification of the selection of Arthur Andersen & Co. as independent auditors. You may revoke your proxy by giving written notice of revocation to the Secretary of the Company at any time before it is voted or by attending the meeting and voting your shares in person. The expense incurred in the solicitation of the proxies will be borne by the Company. In addition to this solicitation by mail, proxies may be solicited by officers, directors, and regular employees of the Company, without extra compensation, personally and by mail, telephone or telegraph. Brokers, nominees, fiduciaries and other custodians will be required to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses. This Proxy Statement and the enclosed Proxy are being sent to the stockholders of the Company on or about April 6, 1997.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

     The voting securities entitled to vote at the meeting are 13,365,325 shares of Common Stock entitled to one vote per share and 2,398,275 shares of Class B Common Stock entitled to fifteen votes per share. The record date for determination of stockholders entitled to vote at the meeting is March 17, 1997. By virtue of Lane Industries, Inc. direct ownership of the Common Stock and Class B Common Stock as described below, it controls 87.8% of the eligible votes at the meeting.

     Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum. Broker non-votes will not be counted as shares present and entitled to vote nor as a vote cast on any matter presented at the meeting. Directors are elected by a plurality of the votes of the shares present and entitled to vote. Accordingly, abstentions and broker non-votes will not have any effect on the election of directors. Action on any other matter is approved by a majority vote of the shares present and entitled to vote at the meeting. Accordingly, abstentions will have the effect of a negative vote on such matters.

     Lane Industries, Inc. intends to vote its shares for the election as directors of the nominees named herein, for the proposal to amend Article FOURTH of the Company's Restated Certificate of Incorporation and to ratify the selection of independent public accountants.

     The following beneficial owners of the Company's equity securities are the only persons known to management of the Company who beneficially owned more than five per cent of any class of the Company's voting securities as of March 1, 1997:

                                                                         AMOUNT AND NATURE OF       PERCENT
     CLASS OF STOCK                    NAME AND ADDRESS                  BENEFICIAL OWNERSHIP       OF CLASS
     --------------                    ----------------                  --------------------       --------
Class B Common Stock.....    Lane Industries, Inc.                            2,398,275(1)(3)          100
                               One Lane Center
                               Northbrook, IL 60062
Common Stock.............    Lane Industries, Inc.                            9,733,259(2)(3)         61.7(4)
                               One Lane Center
                               Northbrook, IL 60062
Common Stock.............    Ariel Capital Management, Inc.                   1,376,116(5)             8.7(4)
                               307 N. Michigan Ave.
                               Chicago, IL 60601

---------------
(1) Class B Common Stock is convertible into Common Stock at the rate of one share of Common Stock for each Class B share upon presentation of a Class B share to the transfer agent.

(2) Includes the 2,398,275 Class B shares described in Note (1).

(3) Lane Industries, Inc. has the sole power to vote and to dispose of these shares. The voting stock of Lane Industries, Inc. is owned by various trusts under which certain members of the family of William N. Lane, deceased, are beneficiaries. William N. Lane, III, Chairman and a Director of the Company and other members of the Lane family are considered to have control of Lane Industries, Inc. by virtue of their control of the voting stock of Lane Industries, Inc. through a Voting Trust Agreement under which they act as Voting Trustees.

(4) As a percent of the outstanding shares after giving effect to the possible conversion of Class B Common Stock described in Note (1).

(5) As of December 31, 1996 based upon information provided in a Schedule 13-G filed with the Securities and Exchange Commission and dated February 10, 1997. Ariel Capital has sole dispositive power over all of these shares, has sole voting power over 1,281,441 of these shares, and shared voting power over 22,675 of these shares.

                             ELECTION OF DIRECTORS

     It is intended that the proxy will be voted for the election of the ten nominees for director named below except in the event any of those named should not continue to be available for election, discretionary authority may be exercised to vote for a substitute. All of the nominees are current directors and were elected by the stockholders except for Mr. De Schutter who was elected to the Board by the other directors on March 19, 1997. There are no family relationships among any of the nominees.

     No circumstances are now known which would render any nominee named herein unavailable. The nominees of Management for election to the Board of Directors, each to hold office until the next annual meeting, or until his successor is elected, are as follows:

                                                                              COMMON STOCK
                                          FIRST YEAR                          BENEFICIALLY    PERCENT
                                           ELECTED       PRESENT POSITION         OWNED          OF
             NAME AND AGE                  DIRECTOR        WITH COMPANY       MARCH 1, 1997   CLASS(A)
             ------------                 ----------     ----------------     -------------   --------
Harry J. Bruce, 65.....................      1988       Director(b)                5,000           0
Richard U. De Schutter, 56.............      1997       Director(c)                1,000           0
Theodore Dimitriou, 70.................      1991       Director(d)                2,000           0
Rudolph Grua, 68.......................      1984       Vice Chairman and         56,464(f)       .3
                                                          Director(e)
Thomas V. Kalebic, 53..................      1977       Director(g)               66,005(h)       .4
William N. Lane, III, 53...............      1977       Chairman and             250,452(j)      1.6
                                                          Director(i)
Arthur C. Nielsen, Jr., 78.............      1966       Director(k)               25,500          .2
Govi C. Reddy, 52......................      1994       President and Chief       30,455(m)       .2
                                                          Executive
                                                          Officer, and
                                                          Director(l)
Warren R. Rothwell, 80.................      1961       Director(n)               62,819(o)       .4
Robert J. Stucker, 52..................      1987       Director(p)                4,500           0
All Officers and Directors as a
  group................................                                          992,621(q)      6.3

---------------
(a) As a percent of outstanding shares after giving effect to the possible issuance of shares pursuant to the Company's stock option plans described below and the possible conversion of the Class B Common Stock (see note (1) to Voting Securities and Principal Stockholders). Percentages less than .1% are shown as 0%.

(b) Mr. Bruce has been the Chairman of Roman Adhesives, Inc., a specialty chemical manufacturer since 1990. He also currently serves as a director of Duff and Phelps Selected Utilities, Inc. and was formerly a Professor of Management at Florida Atlantic University.

(c) Mr. De Schutter is currently the Chairman of the Board and Chief Executive Officer of G.D. Searle & Co., a specialty pharmaceutical and foods company, and has been in that position since April, 1995. Prior to assuming those responsibilities he had been President of Searle since December, 1991.

(d) Mr. Dimitriou is currently the Chairman, and has been for more than the past five years, the Chairman and a director of Wallace Computer Services, Inc., a business forms and computer service and supply company.

(e) Mr. Grua became the Company's Vice Chairman on January 1, 1995. Prior to that time he had been the Company's President and Chief Executive Officer since May 1, 1984. He is also a director of the Varlen Corporation.

(f) Includes 14,143 shares owned by Mr. Grua's wife, beneficial ownership of which is disclaimed.

(g) Mr. Kalebic is currently Executive Vice President, Chief Operating Officer and a Director of Lane Industries, Inc., a company with hotel, home security, farming and ranching operations in addition to other investments. He has been an officer of Lane Industries, Inc. since 1975 (see (j) below). Mr. Kalebic is also a Voting Trustee under the Agreement referenced in note
     (3) to Voting Securities and Principal Stockholders.

(h) At March 1, 1997 Mr. Kalebic had outstanding options to acquire from Lane Industries, Inc. up to 136,500 shares of the Company's Common Stock at prices ranging from $14.50 to $29.75 each. Of those outstanding options 20,250 were exercisable on March 1, 1997 but are not included in the figure included in the table.

(i) Mr. Lane is the Chairman, President and a Director of Lane Industries, Inc., and has served in such capacity since September, 1978. He was elected Chairman of General Binding Corporation in May, 1983. He also currently serves as a director of Wallace Computer Services, Inc.

(j) Does not include 9,733,259 shares owned by Lane Industries, Inc., an associate of Mr. Lane, III (see notes (2) and (3) to Voting Securities and Principal Stockholders). Also includes 15,750 shares exercisable under stock options by May 1, 1997.

(k) Mr. Nielsen is Chairman Emeritus of the A. C. Nielsen Co. and now acts as a consultant to that Company.

(l) Mr. Reddy became a director in June, 1994 and was named the Company's President and Chief Executive Officer effective January 1, 1995. He has been employed by the Company since July, 1978 in various management positions, the most recent of which was Senior Vice-President of Subsidiary Operations and President of the Company's laminating film division.

(m)  Includes 12,400 shares exercisable under stock options by May 1, 1997.

(n) Mr. Rothwell is a private investor. He was the Company's President on an interim basis from November, 1983 to May, 1984. He had previously been the Company's Chairman since November, 1978 until his retirement from that position in May, 1983.

(o) 1,213 of these shares are owned by Mr. Rothwell's wife and 20,606 of these shares are held in a charitable remainder trust over which Mr. Rothwell may indirectly have voting and dispositive powers. Mr. Rothwell disclaims beneficial ownership over 21,819 of these shares.

(p) Mr. Stucker is a partner with the law firm of Vedder, Price, Kaufman & Kammholz. He is also a director of Lane Industries, Inc. (see (j) above). Vedder, Price, Kaufman & Kammholz has performed legal services for the Company and Lane Industries, Inc. for many years and it is anticipated that they will continue to do so in the future.

(q) Includes 352,983 shares owned by the Company's Employee's 401-K Savings and Retirement Plan. Messrs. Kalebic, Lane and Reddy share the power to direct the disposition of these shares as members of the Company's Executive Committee of the Board. The members of the Executive Committee disclaim beneficial ownership of these shares. Also includes 46,800 shares exercisable under stock options or exercisable by May 1, 1997 under the Company's stock option plans.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the exchange on which the shares of Common Stock are traded. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon the Company's review of such forms and, if appropriate, representations made to the Company by any such reporting person concerning whether a Form 5 was required to be filed for the 1996 fiscal year, the Company is not aware that any of its directors and executive officers or 10% stockholders failed to comply with the filing requirements of Section 16(a) during the period commencing January 1, 1996 through December 31, 1996.

                         STOCK OWNERSHIP OF MANAGEMENT

     Following is information with respect to the ownership of the Company's Common Stock by those non-director executive officers named in the Senior Executive Compensation Table found on page 10 hereinafter.

                                                                           COMMON STOCK
                                                                           BENEFICIALLY
                                             PRESENT POSITION                  OWNED
               NAME                            WITH COMPANY                MARCH 1, 1997
               ----                          ----------------              -------------
Howard B. Green...................  Group President, Office Products            6,000
Elliott L. Smith..................  Senior Vice President,                     18,250(a)
                                    the Americas
Walter M. Hebb....................  Senior Vice President,                     11,072(a)
                                    Asia/Pacific
Edward J. McNulty.................  Vice President &                           41,590(a)
                                    Chief Financial Officer

---------------
(a) Includes the following number of shares that could be obtained by exercising options under the Company's stock option plans by May 1, 1997 -- 4,250 for Mr. Smith, 3,900 for Mr. Hebb and 3,375 for Mr. McNulty.

                     BOARD OF DIRECTORS AND COMMITTEE DATA

     The Board of Directors has appointed a standing Audit Committee. No nominating committee has been appointed.

     The current members of the Audit Committee are Messrs. Nielsen (Chairman), DeSchutter, Dimitriou, Kalebic and Lane, III. The Committee (a) recommends to the entire Board the firm to be retained each year as independent public accountants, (b) reviews the scope of the audit to be performed by the public accountants, (c) reviews the reports of the public accountants and (d) periodically meets with the Company's internal auditors and financial management to review the internal audit and control methods and procedures of the Company, reporting thereon to the entire Board. The Audit Committee met four times in 1996.

     The Board has also appointed a standing Executive Committee, which consists of Messrs. Lane, Reddy, and Kalebic. This Committee is responsible for the review of the Company's operations and finances. Included within these responsibilities is the control and implementation of compensation policies and programs for the Company's senior executives. The Executive Committee met 24 times in 1996.

     There were six meetings of the Board of Directors during 1996. Each member of the Board attended at least 75% of all board and committee meetings of which the director was a member during the year.

                            DIRECTOR'S COMPENSATION

     Directors who are not employees of the Company receive an annual director's fee of $15,000 and are paid $1,000 for each Board meeting attended and $500 for each Audit Committee meeting attended. Employee directors receive $1,000 per meeting for attending regularly scheduled Board meetings. In addition, Thomas V. Kalebic receives an annual fee of $5,000 to compensate him for Board Committee participation and for the additional service he provides the Company as a member of its Executive

Committee. In addition to the annual and board meeting fees, Warren R. Rothwell is paid a consulting fee by the Company which totalled $55,000 for the year 1996. In addition to Board meeting fees, Rudolph Grua, in 1996, was paid a consulting fee of $100,000 and was paid $23,000 pursuant to a deferred compensation agreement he entered into with the Company when he was its President and Chief Executive Officer.

     Directors may elect to defer their annual and/or board meeting fees pursuant to a Phantom Stock Plan which was established by the Company in 1995. This Plan gives the Directors the ability to receive incentive compensation based on any appreciation of the common stock of the Company and on the dividends declared on such stock while the Directors remain in office. Management believes this Plan promotes a closer identity of interests between the Directors and the Company's shareholders.

     Any Director who elects to participate in the Plan receives Phantom Stock Units ("PSUS") in lieu of cash compensation for either or both of his annual director's or board meeting fees as he so chooses. PSUS received in lieu of the annual fee are credited as of the date of the Company's annual meeting of stockholders during the fiscal year in question. The number of PSUS credited is determined by dividing the amount of the annual fee by the average of the high and low prices at which the Company's common stock trades on the NASDAQ stock market on that date ("Value"). PSUS received in lieu of board meeting fees are credited to a Director's account at the Value on the day of the board meeting attended by the Director.

     Directors who maintain a PSUS account also receive Dividend Equivalents in a dollar amount equal to the cash dividend which the Director would have been entitled to receive if he had been the owner, on the record date for a dividend paid on the Company's common stock, of a number of shares of common stock equal to the total PSUS then credited to the Director's account. Dividend Equivalents are converted into PSUS and credited to the Director's PSUS account at the Value existing on the last day of each fiscal year.

     A participating Director may only redeem his PSUS account through a lump sum cash payment within thirty (30) days after he ceases to be a member of the Board, and his rights under the Plan may not be assigned, encumbered or otherwise transferred except to a designated beneficiary in the event of the death of a participant. PSUS have no voting or other shareholder rights attached to them and the Company's obligation to redeem any PSUS is unsecured.

     At December 31, 1996, the PSUS account balances for the following named Directors were:

                                                                              PHANTOM STOCK UNIT
                                                                                ACCOUNT BALANCE
                                                PHANTOM STOCK UNITS            DECEMBER 31, 1996
                  DIRECTOR                        EARNED IN 1996       (IN TOTAL UNITS)    ($ VALUE (1))
                  --------                      -------------------    ----------------    -------------
William N. Lane, III........................          181.734               401.545           12,071
Harry J. Bruce..............................          474.361             1,030.306           30,974
Theodore Dimitriou..........................          832.084             1,388.029           41,728
Thomas V. Kalebic...........................          745.598             1,522.354           45,766
Govi C. Reddy...............................          271.237               491.048           14,762
Robert J. Stucker...........................          744.598             1,463.414           43,994

---------------
(1) Based on $30.0625 Value.

                 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
                    PARTICIPATION IN COMPENSATION DECISIONS

     During 1996 and currently, Mr. Kalebic, a member of the Company's Executive Committee, served as an officer and director of Lane Industries, Inc. of which William N. Lane, III, the Company's Chairman is also the Chairman and Chief Executive Officer (see notes (g) and (j) to Election of Directors and Transactions with Management).

     During 1996 and currently, Mr. Lane has acted as Chairman of the Compensation Committee of the Board of Directors of Wallace Computer Services, Inc. of which Mr. Theodore Dimitriou, a Director of the Company, is Chairman of the Board.

     During 1996, executive officer compensation matters were principally decided by the Company's Executive Committee of the Board of Directors with the Board in whole having oversight authority. The Executive Committee and the Board also considered recommendations made by the Stock Option Plan Administrative Committee, whose members were Mr. Bruce, Mr. Rothwell and Mr. Stucker, with respect to stock option matters. As members of the Company's Board and its Executive Committee, Messrs. Lane and Reddy participated in deliberations concerning their own compensation and the compensation of the other executive officers of the Company.

                     EXECUTIVE OFFICERS OF THE COMPANY (1)

               NAME AND AGE                                       TITLE
               ------------                                       -----
William N. Lane, III, 53..................  Chairman
Govi C. Reddy, 52.........................  President and Chief Executive Officer
Howard B. Green, 41.......................  Group President, Office Products
Walter M. Hebb, 57........................  Senior Vice President, Asia/Pacific
Elliott L. Smith, 62......................  Senior Vice President, the Americas
Stephen Firth, 46.........................  Vice President, Europe
William P. Heffernan, 40..................  Vice President, Acquisitions
Joseph J. LaPorte, 65.....................  Vice President, Corporate Relations
Edward J. McNulty, 57.....................  Vice President and Chief Financial Officer
Steven Rubin, 49..........................  Vice President, Secretary and General Counsel
Wally G. Schnell, Jr., 51.................  Vice President, Business Technology
Charles K. Shattuck, 48...................  Vice President, Business Development

---------------
(1) All of the above-named officers have been actively engaged in the business of the Company as Company employees for the past five years, in the capacity indicated above or in a substantially similar capacity, except: Govi C. Reddy, who before being named President and Chief Executive Officer on January 1, 1995 had been employed by the Company in various management positions since July, 1978 the most recent of which was Senior Vice President, Subsidiary Operations and President of the Company's Film Products division; Howard B. Green, who was hired by the Company in January, 1997 upon the Company's acquisition of the assets and business of the Quartet Manufacturing Company, a manufacturer of visual presentation products, where he had been Quartet's Chief Executive Officer for more than the past five years; Walter M. Hebb, who had served as the Company's Senior Vice President, Corporate Development for more than five years prior to his appointment to this position in July, 1995; Elliott L. Smith, who before being named to this position on January 1, 1995 had been the Company's Executive Vice President for more than the past five years; Stephen Firth, who before being appointed to this position in December, 1995 had been the general manager of the Company's United Kingdom subsidiary for more than the past five years; William P. Heffernan, who before being named to this position in February, 1997, had been the Company's Vice President, Business Technology since January, 1995 and had been prior to that time the Treasurer of Lane Industries, Inc. since April, 1994 and for the five years prior to that time had been the Company's Corporate Controller; Wally G. Schnell, Jr., who before joining the Company in February, 1997 had been the Managing Director of SHL Systemhouse, a systems integration and outsourcing firm since April, 1995, and prior to that time had been the Director of Information Services for Wallace Computer Services, a business forms and computer service and supply business for more than five years; and, Charles K. Shattuck, who before assuming these responsibilities in March, 1997 had been the Company's Vice President, Office Products Group for more than the past five years.

     There is no family relationship between any of the above named officers. All officers are elected for a one-year term by the Board of Directors or until reelected.

         BOARD EXECUTIVE COMMITTEE AND STOCK OPTION PLAN ADMINISTRATIVE
                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     In 1996, the Executive Committee of the Board of Directors approved the compensation policies and programs of the Company as they pertained to the Company's executive officers, with the Board having oversight responsibility on these issues. This Committee will also bear this responsibility for the year 1997. The members of the Executive Committee were Messrs. Kalebic, Lane and Reddy. Mr. Lane and Mr. Reddy are current officers and employees of the Company.

     The Company and the Committee have maintained the philosophy that executive officer compensation should be directly and materially linked to operating performance. Thus, executive officer compensation is heavily weighted towards bonuses paid on the basis of both corporate and personal performance and the growth in wealth that can be achieved through the exercise of options in the Company's common stock. Therefore, in years when the Company has had excellent earnings growth, such as in 1996, its executive officers have been justly rewarded; and in less profitable years, total executive compensation has been negatively affected, such as in 1993, for which no bonuses were awarded.

     The principal components of the compensation package for executive officers of the Company are salary, bonus, and stock options. The Committee believes that the compensation packages for the CEO and other executive officers are typical of other companies of the same general size and necessary to attract, properly motivate and retain a quality management team which will best serve the interests of the stockholders.

     Based on information provided in various compensation surveys subscribed to and received by the Company, the salaries of the CEO individually and of all other executive officers are approved by the Committee. The Committee believes, based on this information, that the salaries paid in 1996 to Mr. Reddy, who was the Company's CEO in 1996, and the other executive officers, as well as their current salaries, are near the median of the average base salaries for executive officers of other comparable sized companies.

     Senior executive compensation is most closely related to corporate performance through awards made under the Management Incentive Compensation Plan (the "MIC Plan") and grants of options under the Company's 1989 Stock Option Plan. Under the MIC Plan participants can earn a bonus award, subject to minor adjustments, of up to 80% of annual salary.

     The amount of bonus awarded under the MIC Plan is based on a combination of achieving certain annual corporate objectives as well as individual performance objectives. In 1996 and again for 1997, the corporate performance objective is based on attaining a certain earnings per share ("EPS") level. In 1996, the Company achieved a greater EPS than had been targeted by the Committee and the Board of Directors. Based on the Company's 1996 EPS of $1.60 and Mr. Reddy's level of achievement of personal objectives, he was awarded, as CEO, a 1996 MIC Plan bonus of $262,500. The Chairman and the Committee determined that the CEO had met all of his personal objectives for the year.

     The Committee also strongly believes that the granting of stock options to the CEO and the other senior executives should be an integral portion of over-all executive compensation. The opportunity to provide wealth to the executive group through the growth in value of the Company's Common Stock is an integral means of aligning the interest of management with stockholders and helps focus the attention of management on the long-term success of the Company. Options are granted to the CEO and the other executive officers on a periodic basis by the Stock Option Plan Administrative Committee. Options awarded during 1996 reflect continuation of this policy through intermittent grants to the CEO and other executive officers based on their relative levels of compensation and responsibilities. In 1996, following review of input received from management and its compensation consultant, the Board of Directors adopted and the Shareholders approved an amendment and restatement of the 1989 Stock Option Plan to enable the Stock Option Plan Administrative Committee to grant longer term, performance-related options related to the achievement of the Company's multi-year performance targets. These longer-term, performance-related options are more fully described in footnote (2) to OPTION/SAR GRANTS IN LAST FISCAL YEAR on p. 12 herein.

     To further enhance the aligning of management interest with that of the Stockholders, the Committee and the Board implemented an executive stock ownership program effective January 1, 1994. Under the terms of this program, the Company's senior officers, as well as certain other members of management, are encouraged to acquire and maintain a certain level of ownership of the Company's Common Stock. The level of required ownership call for ranges from a number of shares in value equal to or greater than one times annual salary for those employees with a salary level of $149,999 and below to two and one-half times salary for those employees with a salary level of $300,000 or above. Depending on length of service, an employee will have from five to seven years to attain their desired ownership levels, however, the Committee will monitor annually the progress being made by the employee to reach such level. If the Committee is not satisfied with the progress of share acquisition by any employee it could elect to recommend a reduction in future stock option grants to the affected employees by the Stock Option Plan Administrative Committee.

     Sec. 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to executive officers named in the Senior Executive Compensation Table that follows to $1 million, unless certain requirements are met. The Committee has determined not to modify the MIC Plan or any of the Company's other compensation programs at this time since compensation paid to executive officers under the current company programs would be less than the $1 million limit. In the future, the Committee will periodically review the necessity of modifying the compensation programs for executive officers so that the corporate tax deduction is maximized, however, it will retain the flexibility to not make such modifications when it deems such action to be in the best interests of the Company and its shareholders.

        The Executive Committee         The Stock Option Plan
          Thomas V. Kalebic             Administrative Committee
          William N. Lane, III            Harry J. Bruce
          Govi C. Reddy                   Warren R. Rothwell
                                          Robert J. Stucker

                         SENIOR EXECUTIVE COMPENSATION

     The following table shows the compensation paid and accrued by the Company during the last fiscal year to each of its five highest paid senior executives, including the Chief Executive Officer.

                                                                              LONG TERM
                                                                             COMPENSATION
                                                                             ------------                        TOTAL
                                              ANNUAL COMPENSATION               AWARDS                        COMPENSATION
                                      ------------------------------------      ------                        ------------
                                                            OTHER ANNUAL       OPTIONS/        ALL OTHER       (TOTAL OF
NAME AND                              SALARY    BONUS(1)   COMPENSATION(2)       SARS       COMPENSATION(3)     COLUMNS
PRINCIPAL POSITION             YEAR   ($)(A)     ($)(B)        ($)(C)            (#)            ($)(D)          A-D)($)
------------------             ----   ------    --------   ---------------     --------     ---------------    ---------
William N. Lane, III.........  1996   229,991   161,000            --           60,000          11,250          402,241
  Chairman of the Board        1995   210,865   150,500            45           10,000          11,535          372,945
                               1994   200,000    50,000            87           10,000          13,179(4)       263,266
Govi C. Reddy................  1996   350,012   262,500        13,060           48,000          11,250          636,822
  President and Chief          1995   294,234   225,000         9,327           25,000          11,535          540,096
  Executive Officer            1994   208,750    78,263         5,962            3,000          11,349(4)       304,324
Elliott L. Smith.............  1996   228,385   119,902         9,371           17,000          11,250          368,908
  Senior Vice President/       1995   217,795   108,265         6,513            2,500          11,941          344,514
  the Americas                 1994   211,000    31,650         5,138            3,000          11,279(4)       259,067
Walter M. Hebb...............  1996   173,731    84,693         6,643           13,000          11,250          276,317
  Senior Vice President,       1995   160,180    85,750         5,434            3,000           8,389          259,753
  Asia/Pacific                 1994   155,250    34,920         4,219            2,000           6,450          200,839
Edward J. McNulty............  1996   170,000    69,063         6,304           10,200          12,068(4)       257,435
  Vice President and           1995   159,981    66,180         5,618            2,500           8,112          239,891
  Chief Financial Officer      1994   155,000    28,675         3,330            2,000           6,665          193,670
Howard B. Green..............  1996        --        --            --               --              --               --
  Group President,
  Office Products(5)

---------------
(1) Annual bonus amounts are earned and accrued during the fiscal years indicated, and paid subsequent to the end of such year.

(2) The above named individuals receive certain non-cash personal benefits, the aggregate cost of which to the Company are below applicable reporting thresholds. The amounts included in this column represent the amounts reimbursed to the named individuals for income taxes attributable to such personal benefits.

(3) Unless otherwise noted below, these amounts for the years 1994 and 1995 represent contributions by the Company to the Company's tax qualified Profit Sharing, Savings and Retirement Plan Trust and for 1996 to the Company's 401-K Savings and Retirement Plan on behalf of the named individuals and to their respective accounts established pursuant to the Company's non-tax qualified Supplemental Deferred Compensation Plan.

(4) Also includes amounts paid by the Company for term life insurance premiums for the benefit of the named individuals. This amount also includes Board of Director's fees paid in 1995 to the following named individuals in amounts as follows -- Mr. Lane $1,000 and Mr. Reddy $1,000.

(5) Mr. Green was hired by the Company in January, 1997. He is currently being compensated at a salary rate of $300,000 per annum. He is also receiving compensation from the Company at the rate of $17,000 per month pursuant to a non-competition agreement he entered into with the Company upon the Company's acquisition of the business and assets of the Quartet Manufacturing Company in January, 1997.

                                RETIREMENT PLAN

     The Company maintains a Guaranteed Retirement Income Plan ("GRIP") covering all employees who participated in the Company's Profit Sharing Plan through December 31, 1995. GRIP provides in pertinent part for annual retirement benefits at age 65 after 30 years of benefit service equal to 50% of the average of the five highest consecutive years of compensation out of the last ten years worked. The retirement benefit is reduced by the annual income which would be provided by the purchase or funding of an annuity with the balance in the employee's retirement account under the Profit Sharing Plan and by 50% of the primary social security benefit payable at age 65. The amount of the retirement benefit and the social security offset are proportionately reduced for benefit service of less than 30 years. No benefit is payable, except in certain circumstances, to anyone with less than seven years participation in the Profit Sharing Plan. All benefits accruing and earned under GRIP for plan participants were frozen at the end of 1995 in connection with the Company's conversion of its Profit Sharing Plan to a 401-K Savings Plan. As a result, no GRIP participant can accrue any additional plan benefits while GRIP remains frozen.

     No contribution was made by the Company in 1996 for GRIP because the Plan has been actuarially determined to be currently overfunded with respect to any Plan liability to participants.

     All of the individuals listed in the cash compensation table presently participate in GRIP other than Mr. Green. For those individuals listed in the cash compensation table, their respective years of benefit service as of December 31, 1996 were as follows:

                                                              YEARS OF
                      INDIVIDUAL                           BENEFIT SERVICE
                      ----------                           ---------------
William N. Lane, III...................................          29
Govi C. Reddy..........................................          17
Elliott L. Smith.......................................           9
Walter M. Hebb.........................................           9
Edward J. McNulty......................................          12

     Upon reaching age 65 the only individual named in the cash compensation table entitled to receive a GRIP benefit would be Mr. Smith and that benefit would be $556 per month.

                            STOCK OPTION INFORMATION

     The following table sets forth the details of options granted to the individuals listed in the Senior Executive Compensation Table during 1996. The second table in this section sets forth certain information with respect to options exercised by those individuals in 1996 as well as the value of their unexercised options at the end of the year.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS

                                          PERCENT OF
                            NUMBER OF       TOTAL
                            SECURITIES     OPTIONS/
                            UNDERLYING      SAR'S
                             OPTIONS/     GRANTED TO
                              SAR'S       EMPLOYEES     EXERCISE OR                     GRANT DATE
                             GRANTED      IN FISCAL     BASE PRICE     EXPIRATION    PRESENT VALUE(3)
           NAME                (#)           YEAR        ($/SHARE)        DATE             ($)
           ----             ----------    ----------    -----------    ----------    ----------------
William N. Lane, III......  15,000(1)        20.8       22.625          2/27/04          149,100
                            45,000(2)        27.6       23.00           3/12/06          466,200
Govi C. Reddy.............  12,000(1)        16.7       22.625          2/27/04          119,280
                            36,000(2)        22.1       23.00           3/12/06          372,960
Elliott L. Smith..........   5,000(1)         6.9       22.625          2/27/04           49,700
                            12,000(2)         7.4       23.00           3/12/06          124,320
Walter M. Hebb............   4,000(1)         5.6       22.625          2/27/04           39,760
                             9,000(2)         5.5       23.00           3/12/06           93,240
Edward J. McNulty.........   3,000(1)         4.2       22.625          2/27/04           29,820
                             7,200(2)         4.4       23.00           3/12/06           74,592

---------------
(1) All options granted to the named individuals were granted under the Company's 1989 Stock Option Plan on February 28, 1996. Twenty-five percent (25%) of each option first became exercisable one (1) year after the respective grant date. Only twenty-five percent (25%) of an initial option grant may be exercised during any one (1) year period commencing with the anniversary date of an option grant. All of these options were granted with an exercise price equal to the closing price of the Company's Common Stock after trading on the grant date in the NASDAQ national market over-the-counter quotation system. No SARs were granted in connection with these option grants.

(2) All of these options were granted under the Company's 1989 Stock Option Plan on March 13, 1996. The options vest in full on September 13, 2005 and expire on March 13, 2006, subject to earlier vesting at the discretion of the Stock Option Plan Administrative Committee in the event certain levels of revenue growth, return on equity and growth in earnings per share of Common Stock are attained by the Company over a three-year period ending December 31, 1998. To the extent options become exercisable as a result of such performance, 50% of those options will be exercisable on March 13, 1999 and 50% on March 13, 2000, in each case to be exercised within four years of such date. The options will expire in the event the optionee's employment terminates, except in certain circumstances in the event of retirement, disability, death or involuntary termination without cause. If retirement, disability or death occurs during the three-year performance period, a pro rata portion of the option will remain outstanding until the end of the performance period at which time it will vest to the extent performance measures are attained and will be exercisable through March 13, 2000. If termination of employment occurs after the option has become exercisable, then the option may be exercised for a period of one year following such termination of employment due to death, disability or retirement, or three months in the event of involuntary termination without cause. No SARs were granted in connection with these option grants.

(3) Based on the Black-Scholes stock option pricing model. The following assumptions were made for purposes of calculating the Grant Date Present
    Value: the option term is assumed to be eight years; volatility at 38.3; a dividend yield of 1.9% for the $22.625 options and 1.8% for the $23 options; and, a risk free interest rate of 6.14% for the $22.625 options and 6.41% for the $23 options. The actual value, if any, a named individual may realize will depend on the market value of the underlying shares at the time the option is exercised, so there is no assurance the value realized will be at or near the value estimated by the Black-Scholes model. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing stock options.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR,
                          AND FY-END OPTION/SAR VALUES

                                                                                VALUE OF
                                                              NUMBER OF        UNEXERCISED
                                                             UNEXERCISED      IN-THE-MONEY
                                  SHARES                      OPTIONS/        OPTIONS/SARS
                                 ACQUIRED                     SAR'S AT        AT FY-END(2)
                                    ON          VALUE          FY-END         EXERCISABLE/
                                 EXERCISE    REALIZED(1)    EXERCISABLE/      UNEXERCISABLE
             NAME                  (#)           ($)        UNEXERCISABLE          ($)
             ----                --------    -----------    -------------     -------------
William N. Lane, III...........       --           --       16,688/93,500    215,554/830,000
Govi C. Reddy..................    2,875       20,475        7,650/74,200    105,063/694,875
Elliott L. Smith...............    6,938       78,228          -- /26,000        -- /232,969
Walter M. Hebb.................       --           --        4,025/21,200     52,506/193,750
Edward J. McNulty..............       --           --        3,375/16,950     43,775/155,444

---------------
(1) Value realized represents the difference between the option exercise price and the fair market value of the Company's Common Stock on the date the option was exercised.
(2) Based on fair market value of $29.75 per Common Share on December 31, 1996.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return on the NASDAQ Composite Index and a peer group consisting of other companies that manufacture and sell office products.

                                           General                              NASDAQ
         Measurement Period              Binding Cor-                        Total Return
        (Fiscal Year Covered)              poration         Peer Group          Index
12/91                                               100               100               100
12/92                                               105               113               115
12/93                                                88               112               132
12/94                                               111               102               128
12/95                                               115               154               179
12/96                                               175               178               220

     The peer group used in the preceding graph consists of the Company, The Standard Register Company, Tab Products Co., Ennis Business Forms, Inc., Hunt Manufacturing Co., A.T. Cross Company, Dixon Ticonderoga Company, Smith Corona Corporation, Gradco Systems, Inc., Day Runner, Inc., Varitronic Systems, Inc., United Stationers Inc., and Duplex Products Inc.

                          TRANSACTIONS WITH MANAGEMENT

     In 1978 the Company implemented a Recapitalization Plan which had been previously approved by the stockholders. As part of the Plan the Company entered into an agreement with Lane Industries, Inc., providing for the sharing of Federal income tax savings, if any, between the Company and Lane Industries, Inc., resulting from the filing of consolidated Federal income tax returns. In 1996 the Company made $5,614,000 in payments pursuant to this Agreement which represented the Company's portion of its tax liability under this Agreement.

     In 1985 the Company entered into an Agreement with Lane Industries, Inc. under which the Company would receive twenty per cent (20%) of tax savings, if any, realized by filing unitary state tax returns on a combined basis with Lane Industries, Inc. In 1996 the Company made $262,818 in payments pursuant to this Agreement which represented the Company's portion of its state income tax liabilities under this Agreement.

     Certain Lane Industries, Inc. personnel perform federal and state income tax planning, legal, risk management and finance services for the Company. In 1996 and the first two months of 1997, the Company has paid $1,425,546 to Lane Industries, Inc. for these and related support services and facilities costs. Management of the Company believes that these costs are reasonable and fair and that the expense incurred is less than the expense the Company would incur for employing its own personnel with comparable levels of skill and experience to perform these services.

     The Company makes reservations for business travel and accommodations through a travel agency which is controlled by Lane Industries, Inc. The Company pays the rates charged by the various carriers, hotels and car rental companies which in turn pay commissions to this travel agency. The Company booked approximately $1,032,000 of business travel and accommodations through such travel agency in 1996 and the first two months of 1997.

     The Company makes arrangements for incentive travel programs through a company that is owned by the sister of Edward J. McNulty, the Company's Vice President and Chief Financial Officer. In 1996 and the first two months of 1997, the Company paid this incentive travel business $1,530,000 in fees and advances for incentive travel arrangements. Mr. McNulty has represented to the Company that he has no legal or beneficial ownership interest in this incentive travel company.

     In February, 1996 the Company purchased for treasury purposes 41,750 shares of its common stock from Rudolph Grua, the Company's Vice-Chairman of the Board. 31,750 of these shares were purchased at a price of $23 each and the remaining 8,000 shares were purchased at a price of $22.625 each. The prices paid were equal to the closing price of the Company's common stock on the NASDAQ stock market on the date the respective transactions took place. All of the shares purchased had been acquired by Mr. Grua upon his exercise of stock options in February, 1996 pursuant to the Company's stock option plans. In March, 1997, the Company purchased for treasury purposes 3,000 shares of its common stock from Mr. Grua's wife at a price of $32.875 each. The price paid for these shares was equal to the average price of the Company's common stock for trades reported on the NASDAQ stock market on the date the transaction took place.

          PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION
                 TO INCREASE AUTHORIZED SHARES OF COMMON STOCK
                            AND CLASS B COMMON STOCK

     The Board of Directors has unanimously approved and recommends to the stockholders that they consider and approve a proposal to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $.125 per share to 40,000,000 shares from 20,000,000 shares and to increase the number of authorized shares of Class B Common Stock, par value $.125 per share, to 4,796,550 shares from 2,398,275 shares. If the proposed amendment is approved, the first paragraph of Article FOURTH of the Company's Restated Certificate of Incorporation would be amended to read as follows:

     "FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is 44,796,550 consisting of 40,000,000 shares of Common Stock, twelve and one-half cents per share par value, and 4,796,550 shares of Class B Common Stock, twelve and one-half cents per share par value."

     As of March 17, 1997, 15,693,747 shares of Common Stock had been issued, of which 13,372,013 shares were outstanding and 2,321,734 were held in the treasury of the Company. In addition, the Company has reserved 477,313 shares of Common Stock for issuance upon the exercise of outstanding employee stock options, has reserved an additional 776,675 shares of Common Stock for the granting of employee stock options in the future and has reserved 2,398,275 shares of Common Stock for the potential conversion of the outstanding Class B Common Stock (see note (1) to Voting Securities and Principal Stockholders). Also, as of March 17, 1997, all of the 2,398,275 shares of Class B Common Stock has been issued and is outstanding.

     No other changes to Article FOURTH of the Restated Certificate of Incorporation are being proposed. The remaining provisions of Article FOURTH provide, in part, that: (i) each share of Common Stock and Class B Common Stock entitle the holder thereof to one vote and fifteen votes, respectively, per share on all matters submitted to a vote of stockholders; (ii) Class B Common Stock will be converted automatically into Common Stock at the rate of one Common Share for each Class B share upon the presentation of a Class B share to the transfer agent for transfer, unless the transfer is solely in connection with a statutory merger or consolidation involving the record owner in which case the Class B shares would not be so converted; (iii) the holders of all Common and Class B shares are entitled to (a) participate on a share for share basis in such dividends (payable in cash, stock or otherwise) as may be lawfully declared by the Company, and (b) share ratably in the assets of the Company in the event of any liquidation, dissolution or winding up of the affairs of the Company; (iv) no stockholder of the Company shall by reason of his holding shares of any class have any pre-emptive rights; (v) shares of stock of the Company regardless of class may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine; and (vi) the Board of Directors may issue shares of the Company to the stockholders pro rata in the form of stock dividends and/or stock splitups which may or may not affect the capital account of the Company in the discretion of the Board of Directors.

     The Company has no present plans, understandings or agreements for the issuance or use of the proposed additional shares of Common and Class B Common Stock. However, the Board of Directors believes that it is desirable to have the additional authorized shares available for possible future financing and/or acquisition transactions, stock dividends or splitups, the Company's stock option plan and other general corporate purposes. Having such additional authorized shares available for issuance in the future will give the Company greater flexibility and will allow such shares to be issued without the expense and delay of a special shareholder's meeting. The additional shares of Common and Class B Common Stock will be available without further action by the stockholders, unless such action is required by law or the rules of the National Association of Securities Dealers or any stock exchange on which the Company's securities may then be listed.

     Stockholders should recognize that although the Board of Directors will issue Common or Class B Common Stock only when it considers such issuance to be in the best interest of the Company, the issuance of additional shares may, among other things, have a dilutive effect on earnings per share of currently outstanding shares and on the equity and voting rights of current stockholders. However, the Board believes that the benefits of providing the Company with the flexibility to issue shares without delay for any business purpose outweigh the possible disadvantages of dilution and that it is prudent and in the best interest of stockholders to provide the advantage of greater flexibility which will result from the adoption of the Authorized Shares Amendment.

     An affirmative vote by the holders of a majority of the outstanding shares entitled to vote at the meeting is required for the adoption of this proposal to amend the Restated Certificate of Incorporation.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                        PROPOSAL TO RATIFY SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, on the recommendation of the Audit Committee, has selected Arthur Andersen & Co. as independent public accountants to make an audit of the accounts of the Company for the year 1997. If this selection is not ratified, the Board of Directors will reconsider its selection.

     The firm of Arthur Andersen & Co. has audited the books of the Company and its predecessor annually since 1948, has offices in or convenient to most of the locations in the United States and foreign countries where the Company operates, and is considered to be well qualified. The Company has been advised by Arthur Andersen & Co. that neither the firm nor any of its partners has any financial interest, either direct or indirect in the Company or any of its subsidiaries. Representatives of Arthur Andersen & Co. will be present at the annual meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS FAVORS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF ARTHUR ANDERSEN & CO. AS INDEPENDENT PUBLIC ACCOUNTANTS.

                             SHAREHOLDER PROPOSALS

     Any proposal by a shareholder which is to be presented at the annual meeting to be held in 1998 must be received at the Company's offices in Northbrook, Illinois not later than December 10, 1997 in order to be included in the proxy statement and form of proxy relating to that meeting.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business to be presented for consideration at the meeting. Should any other matter requiring stockholders' action or approval be presented to the meeting, it is the intention of the proxy holders named in the enclosed form of proxy to take such action as shall be in accordance with their best judgment in the interest of the Company.

                                         By order of the Board of Directors

                                         Steven Rubin

                                         STEVEN RUBIN
                                         Vice President, Secretary
                                           and General Counsel

Northbrook, Illinois
April 3, 1997

     A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE YEAR 1996 HAS BEEN MAILED TO ALL STOCKHOLDERS. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL.

PROXY                                                                   PROXY
                         GENERAL BINDING CORPORATION
                  ONE GBC PLAZA, NORTHBROOK, ILLINOIS 60062
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        The undersigned hereby appoints William N. Lane, III, Robert J. Stucker and Rudolph Grua, or any of them, with full power of substitution, to represent and to vote as designated below, all the shares of General Binding Corporation held of record by the undersigned on March 17, 1997, at the annual meeting of stockholders to be held on May 6, 1997, or at any adjournment thereof.
  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN, THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND PROPOSAL 2 AND PROPOSAL 3.
  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE RETURN ENVELOPE.
                (Continued and to be signed on reverse side.)

                        GENERAL BINDING CORPORATION
  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  [ ]

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
1. ELECTION OF DIRECTORS        For     Withhold        For All
   H.J. Bruce, R. U. De         All       All           Except Nominees written below.
   Schutter, T. Dimitriou,      [ ]       [ ]               [ ]
   R. Grua, T. V. Kalebic,                                              ------------------------------
   W. N. Lane, III, R. J.                                                      Nominee Exception
   Stucker, A. C. Nielsen,
   Jr., G. C. Reddy and W.
   R. Rothwell
                                For      Against        Abstain
2. Approval of the proposed     [ ]        [ ]            [ ]
   amendment to Article
   Fourth of the Company's
   Restated Certificate of
   Incorporation to increase
   authorized shares of
   Common Stock and Class B
   Common Stock.
                                For      Against        Abstain
3. Ratification of the          [ ]        [ ]            [ ]
   appointment of Arthur
   Andersen & Co. as
   independent public
   accountants for the
   fiscal year 1997.

4. In their discretion upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to said stock and hereby ratifies and confirms all that said proxies and substitutes, or any of them, may lawfully do by virtue hereof.

[ ] I (we) shall attend the meeting.

[ ] I (we) shall not attend the meeting.
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
Signature                           Signature (if held jointly)                             Dated:                            1997
          --------------------------                            ---------------------------       -------------------------,
Please sign exactly as name appears hereon.  When signing as attorney, executor, administrator, trustee or guardian please give full title.  If stock is held in the name of more than one person, all named holders must sign the proxy.

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